UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025 (June 5, 2025)

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Notice of Entry into a Material Definitive Agreement.

Settlement Agreement with Matthew Atkinson

On June 6, 2025, CleanCore Solutions, Inc. (the “Company”), Clayton Adams, the Company’s Chief Executive Officer, and David Enholm, the Company’s Chief Financial Officer, entered into a settlement and release agreement (the “Atkinson Settlement Agreement”) with Matthew Atkinson, the Company’s former Chief Executive Officer, to settle the Lawsuit (as defined below).

As previously disclosed, on August 20, 2024, Mr. Atkinson filed a complaint against the Company in the District Court of Douglas County, Nebraska, which was amended on November 25, 2024 to add Messrs. Adams and Enholm as defendants, in which Mr. Atkinson alleged certain claims arising from his employment with, and separation of employment from, the Company, and the Company alleged certain counterclaims against Mr. Atkinson for breach of contract (the “Lawsuit”).

Pursuant to the Atkinson Settlement Agreement, which will become effective on the sixteenth (16th) day following Mr. Atkinson’s execution of the Atkinson Settlement Agreement, which is June 21, 2025 (the “Effective Date”), assuming that it has not been revoked by Mr. Atkinson, the Company agreed to issue 200,000 shares of its class B common stock (the “Shares”) on the Effective Date to James T. Coyle Legacy Trust in order to resolve an obligation that Mr. Atkinson has to transfer such shares that has not been met. The Board of Directors of the Company determined that resolving the Lawsuit in exchange for the Shares was in the best interests of the Company and its stockholders. The parties agreed to dismiss the Lawsuit with prejudice within five (5) business days of the Effective Date, with each party bearing its own fees and costs, including attorney fees, and to waive any right to file an appeal or post-dismissal motions. The Atkinson Settlement Agreement also contains a release of claims by each party and standard confidentiality and non-disparagement provisions.

The foregoing summary of the terms and conditions of the Atkinson Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Atkinson Settlement Agreement attached hereto as an exhibit, which is incorporated herein by reference.

Settlement Agreement with Boustead Securities

On June 5, 2025, the Company entered into a settlement agreement (the “Boustead Settlement Agreement”) with Boustead Securities, LLC (“Boustead”) relating to certain compensation that Boustead asserted was owed to it under an engagement letter between the parties, dated September 21, 2022 (the “Engagement Letter”), and an underwriting agreement between the parties, dated April 25, 2024 (together with the Engagement Letter, the “Boustead Agreements”). Pursuant to the Boustead Settlement Agreement, the Company agreed to pay Boustead (i) $100,000 in cash within 45 days of the date of the Boustead Settlement Agreement and (ii) an additional $1,050,000 in cash upon the closing of a financing, offering or other transaction to raise capital (such a transaction, a “Financing Transaction”) in an amount of at least $50 million; provided that if the Company consummates one or more Financing Transactions in an amount of less than $50 million, then the Company must pay Boustead no less than two percent (2%) of the total amount of funds disbursed to the Company pursuant to each such Financing Transaction until Boustead receives a total of $1,050,000 in cash.

In addition to the cash compensation described above, on June 9, 2025, the Company issued to Boustead (i) a warrant for the purchase of 29,750 shares of class B common stock at an exercise price of $1.25 per share and (ii) a warrant for the purchase of 9,426 shares of class B common stock at an exercise price of $1.06 per share (together, the “Warrants”). In addition, upon closing of a Financing Transaction, the Company agreed to issue to Boustead a warrant for the purchase of 160,824 shares of class B common stock at an exercise price equal to the lower of (i) the price per share paid in such Financing Transaction or (ii) the exercise price of any warrants issued to the placement agent or financial advisor in connection with such Financing Transaction (the “Transaction Warrants”). The Transaction Warrants will have piggy-back rights with respect to registration in the event a registration statement is filed in connection with the Financing Transaction.

Upon payment of the compensation described above, the Boustead Agreements and any and all of the parties’ obligations thereunder shall be terminated, except for the Company’s indemnification obligations under the Engagement Letter. In the event that the Company fails to execute a term sheet or letter of intent for a Financing Transaction within six (6) months after the date of the Boustead Settlement Agreement or fails to close a Financing Transaction and pay the cash compensation and issue the Transaction Warrants described above upon closing of such Financing Transaction within one (1) year after the date of the Boustead Settlement Agreement, then the Boustead Settlement Agreement will expire one (1) year after the date of the Boustead Settlement Agreement and the obligations of the parties under the Boustead Agreements shall continue. The Boustead Settlement Agreement also contains a standard mutual release by both parties.

The foregoing summary of the terms and conditions of the Boustead Settlement Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached hereto as exhibits, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Shares and the Warrants is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 5, 2025, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, a total of 5,772,452 shares of the Company’s class B common stock were represented in person or by valid proxies, which represented 68% of the class B common stock outstanding as of the record date, April 22, 2025, constituting a quorum.

Stockholders voted on three proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement, dated April 23, 2025, the relevant portions of which are incorporated herein by reference. The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected four directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders. The votes regarding this proposal were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Clayton Adams	4,784,403	7,808	2,601,073
David Enholm	4,779,902	12,308	2,601,073
Brent Cox	4,784,861	7,350	2,601,073
Peter Frei	4,784,862	7,349	2,601,073

Proposal 2: The Company’s stockholders ratified the appointment of TAAD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,753,636	18,791	25	2,601,073

Proposal 3: The Company’s stockholders approved Amendment No. 2 to the CleanCore Solutions, Inc. 2022 Equity Incentive Plan to increase the share reserve. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,776,083	16,128	0	2,601,073

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Common Stock Purchase Warrant issued by CleanCore Solutions, Inc. to Boustead Securities, LLC on June 9, 2025
4.2	Common Stock Purchase Warrant issued by CleanCore Solutions, Inc. to Boustead Securities, LLC on June 9, 2025
10.1	Settlement and Release Agreement, dated June 6, 2025, among Matthew Atkinson, CleanCore Solutions, Inc., Clayton Adams and David Enholm
10.2+	Settlement Agreement, dated June 5, 2025, between Boustead Securities, LLC and CleanCore Solutions, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain confidential information contained these exhibits has been omitted in accordance with Item 6.01(b)(10) because it is both not material and is the type that the Company customarily and actually treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2025	CLEANCORE SOLUTIONS, INC.

/s/ Clayton Adams
	Name:	Clayton Adams
	Title:	Chief Executive Officer

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